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                                                                    EXHIBIT 10.7


                                    GUARANTY


                 THIS GUARANTY, dated as of May 31, 1995, made by MHI ACQUISITION, INC., a Delaware corporation (the "Holding Company"), in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING"), the other lenders (ING and such other lenders, collectively, the "Lenders") now or hereafter parties to the "Credit Agreement" referenced hereinafter, and ING as Agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

RECITALS.


                 A. MHI Acquisition Corporation I, a Delaware corporation ("Mergerco I"), Milestone Healthcare, Inc., a Delaware corporation ("Milestone"), the Lenders and the Agent have entered into a Credit Agreement, dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have agreed to make a Term Loan and make available Revolving Loans to Mergerco I, all as more specifically set forth in the Credit Agreement; and

                 B. Immediately subsequent to the initial borrowing by Mergerco I under the Credit Agreement, Mergerco I shall be merged with and into Milestone (the "Merger") with Milestone surviving such Merger, assuming all of the obligations of Mergerco I under the Credit Agreement, and thereafter becoming the Borrower under the Credit Agreement (Mergerco I and Milestone, collectively, the "Borrower"); and

                 C. The Holding Company is the owner of one hundred percent (100%) of the issued and outstanding capital stock of Mergerco I and, upon consummation of the Merger, shall be the owner of one hundred percent (100%) of the issued and outstanding capital stock of Milestone, and all extensions of credit to the Borrower will inure to the benefit of the Holding Company, directly or indirectly; and

                 D. In connection with the making of the Loans under the Credit Agreement, and as a condition precedent thereto, the Agent and the Lenders are requiring that the Holding Company execute and deliver this Guaranty;

                 NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce the Lenders to provide the Loans to the Borrower pursuant to the Credit Agreement, the Holding Company agrees as follows:
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                 SECTION 1.       Definitions, Cross-References, Etc.
Capitalized terms used herein (including the preamble and recitals hereof) shall have the meanings assigned to them in the Credit Agreement, unless the context otherwise requires or unless otherwise defined herein. References in this Guaranty, the Credit Agreement, the Holding Company Pledge Agreement or any other Loan Document to the "Guaranty" or the "Holding Company Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative. References in this Guaranty to any Section, unless otherwise specified, are references to such Section of this Guaranty, and references in any Section to any clause, unless otherwise specified, are references to such clause of such Section.

                 SECTION 2. The Guaranty. The guaranty of the Holding Company hereunder is as set forth in this Section 2.

                 SECTION 2.1. Guaranty of Obligations of Borrower. The Holding Company hereby unconditionally guarantees to the Agent and the Lenders, and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of
(a) the Obligations including, without limitation (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) on any Loan made under, and any Note issued pursuant to, the Credit Agreement, (ii) all amounts owing to an Interest Rate Contract Counterparty that is a Lender pursuant to the terms of the Credit Agreement, and (iii) all other amounts payable and all obligations to be performed by the Borrower under the Credit Agreement or any other Loan Document and (b) any renewals or extensions of any of the foregoing (collectively, the "Guaranteed Obligations"). The Holding Company agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                          (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Credit Agreement or any other Loan Document or any other agreement, document or instrument to which the Borrower and/or the Holding Company is or are or may become a party;

                          (b) the absence of any action to enforce the Credit Agreement or any other Loan Document or the waiver or consent by the Agent or any Lender with respect to any of the provisions of any Loan Document;





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                          (c)       the existence, value or condition of, or
         failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by the Agent or any Lender in respect of such Lien or security (including, without limitation, the release of any such security); or

                          (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by the Holding Company that its obligations under this Guaranty shall not be discharged until the payment and performance, in full, of the Obligations (other than those Secured Obligations that are contingent and expressly survive the termination of the Credit Agreement as provided in
Section 9.5 therein). The Holding Company shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations. The Holding Company expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel the Agent or any Lender to proceed in respect of the Obligations against the Borrower or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against the Holding Company. The Holding Company further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of the Agent or any Lender to commence an action in respect of the Obligations against the Borrower, the Holding Company or any other party or any security for the payment and performance of the Obligations. The Holding Company agrees that any notice or directive given at any time to the Agent or any Lender which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by the Agent or such Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agent and the Required Lenders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and, but for this Guaranty and such waivers, the Lenders would decline to make the Loans under the Credit Agreement.

                 SECTION 2.2. Demand by the Agent and Lenders. In addition to the terms of the guaranty set forth in Section 2.1, and in no manner imposing any limitation on such terms, if the then outstanding principal amount of the Obligations under the Credit Agreement (together with all accrued interest thereon) is declared to be immediately due and payable (or automatically becomes immediately due and payable as provided in the Credit Agreement),





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then, the Holding Company shall pay to the holder or holders of the Obligations the entire outstanding Obligations due and owing to such holder or holders. Payment by the Holding Company shall be made to the Agent, to be credited and applied upon the Obligations, in immediately available federal funds to an account designated by the Agent or at the address set forth herein for the giving of notice to the Agent or at any other address that may be specified in writing from time to time by the Agent. The Agent will, upon any such payment to the Agent, promptly thereafter cause to be distributed like funds ratably to each Lender based on the respective principal amount of Obligations held by such Lender.

                 SECTION 2.3. Enforcement of Guaranty. In no event shall the Agent or any Lender have any obligation (although they are entitled, at their option) to proceed against the Borrower or any other person or any real or personal property pledged to secure the Obligations before proceeding against the Holding Company, and the Agent or any Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Agent or any Lender's rights hereunder, to exercise any right or remedy which it may have against any property, real or personal, as a result of any Lien it may have as security for all or any portion of the Obligations.

                 SECTION 2.4. Waivers. In addition to the waivers contained in Section 2.1, the Holding Company waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Holding Company of its obligations under, or the enforcement by the Agent or the Lenders of, this Guaranty. The Holding Company further hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in Borrower's financial condition or any other fact which might materially increase the risk to the Holding Company) with respect to any of the Obligations or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. The Holding Company represents, warrants and agrees that its obligations under this Guaranty are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Agent, the Lenders or the Borrower now existing or which may arise in the future.





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                 SECTION 2.5.       Benefits of Guaranty.  The provisions of
this Guaranty are for the benefit of the Agent, the Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Borrower, the Agent and the Lenders, the obligations of the Borrower under the Loan Documents. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Agent or any Lender to any Person or Persons, any reference to the "Agent" or "Lenders" herein shall be deemed to refer equally to such Person or Persons.

                 SECTION 2.6. Modification of Loans, etc. If the Agent or the Lenders shall at any time or from time to time, with or without the consent of, or notice to, the Holding Company:

                          (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;

                          (b) take any action under or in respect of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                          (c) amend or modify, in any manner whatsoever, the Loan Documents;

                          (d) extend or waive the time for any of the Holding Company's, Borrower's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                          (e) take and hold security or collateral for the payment of the Obligations or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Agent or the Lenders have been granted a Lien, to secure any indebtedness of the Borrower, the Holding Company or any other guarantor of the Obligations to the Agent or the Lenders;

                          (f) release anyone who may be liable in any manner for the payment of any amounts owed by the Borrower, the Holding Company or any other guarantor of the Obligations to the Agent or any Lender;

                          (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which





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         claims of other creditors of the Borrower, the Holding Company or any other guarantor of the Obligations are subordinated to the claims of the Agent or any Lender; or

                          (h) apply any sums by whomever paid or however realized to any amounts owing by the Borrower, the Holding Company or any other guarantor of the Obligations to the Agent or any Lender in such manner as the Agent or any Lender shall determine in its discretion;

then neither the Agent nor any Lender shall incur any liability to the Holding Company as a result thereof, and no such action shall impair or release the obligations of the Holding Company under this Guaranty.

                 SECTION 2.7. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Holding Company or the Borrower for liquidation or reorganization, in the event the Holding Company or the Borrower becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the Holding Company's or the Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Agent or any Lender, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Obligations or part thereof so rescinded shall be reinstated, and the Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                 SECTION 2.8. Subrogation. Upon the making by the Holding Company of any payment hereunder for the account of the Borrower, the Holding Company shall be subrogated to the rights of the payee against the Borrower; provided that the Holding Company shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations have been paid and performed in full and the Revolving Loan Commitment has been terminated. If any amount shall be paid to the Holding Company on account of such subrogation rights, such amounts shall be held in trust for the benefit of the Agent and the Lenders and shall be forthwith paid to the Agent to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guaranteed Obligations existing.





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                 SECTION 2.9.       Election of Remedies, Etc.  Any election of
remedies which results in the denial or impairment of the right of the Agent or any Lender to seek a deficiency judgment against Borrower shall not impair the Holding Company's obligation to pay the full amount of the Obligations. In the event the Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, the Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

                 SECTION 2.10. Continuing Guaranty. The Holding Company agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Obligations.

                 SECTION 3. Deliveries. In a form satisfactory to the Agent, the Holding Company shall deliver to the Agent, concurrently with the execution of this Guaranty and the Credit Agreement, such of the Loan Documents and other Instruments, certificates and documents as are required to be delivered by the Holding Company to the Agent under the Credit Agreement.

                 SECTION 4. Representations and Warranties. To induce the Lenders to make the Loans under the Credit Agreement, the Holding Company makes the following representations and warranties to the Agent and the Lenders, each and all of which shall survive the execution and delivery of this
Guaranty:

                 SECTION 4.1. Organization, Power, Authority, etc. The Holding Company is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably result in a Material Adverse Effect or could impair Holding Company's ability to perform its obligations under this Guaranty, the Holding Company Pledge Agreement, the other Loan Documents to which it is a party, or the Warrant Documents, and has full power and authority and holds all material governmental licenses, permits and other approvals, if any, required under all Requirements of Law to own and





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hold under lease its property and to conduct its business as currently conducted by it. The Holding Company has full power and authority to enter into and perform its obligations under this Guaranty and each other Loan Document executed or to be executed by it.

                 SECTION 4.2. Due Authorization. The execution and delivery by the Holding Company of this Guaranty, the Holding Company Pledge Agreement and any other Loan Document executed or to be executed by it, the performance by the Holding Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or of any security issued by the Holding Company or of any Instrument to which the Holding Company or the Borrower is a party or of any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of the Holding Company's or the Borrower's properties.

                 SECTION 4.3. Validity, etc. This Guaranty is, and each other Loan Document executed by the Holding Company will upon the due execution and delivery thereof constitute, the legal, valid and binding obligation of the Holding Company, enforceable in accordance with its terms subject to the effect of (a) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally; and (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 SECTION 4.4. Subsidiaries. On the date hereof, (a) the Holding Company has no Subsidiaries other than the Borrower, MHI Acquisition Corporation II, a Delaware corporation ("Mergerco II") and the Subsidiaries of the Borrower disclosed in Item 17 of the Disclosure Schedule to the Credit Agreement and (b) the Holding Company does not conduct any business other than the holding of shares of Stock of the Borrower.

                 SECTION 4.5. Financial Information. All balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Holding Company and its Subsidiaries, which have been or shall hereafter be furnished by or on behalf of the Holding Company to the Lenders and the Agent have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except for the absence of footnotes with respect to the unaudited financial statements) and present fairly in all material respects the financial condition of the Holding Company and its Subsidiaries as at the dates thereof and reflect all material contingent liabilities and material liabilities for





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taxes, long-term leases and unusual forward and long-term commitments, subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments.

                 SECTION 4.6. Litigation. There is no pending or, to the knowledge of the Holding Company, threatened litigation, arbitration or governmental investigation, proceeding or inquiry against the Holding Company or any of its Subsidiaries, or to which any of their respective properties, assets or revenues are subject, that could reasonably result in (i) a material adverse change in the condition (financial or otherwise), operations, business, properties or prospects of the Holding Company and its Subsidiaries, taken as a whole, or (ii) a Material Adverse Change.

                 SECTION 4.7. Taxes. The Holding Company has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 5.         Covenants.

                 SECTION 5.1. Affirmative Covenants. The Holding Company agrees with the Agent and each Lender that, until the Commitments have terminated and all Obligations have been paid and performed in full, the Holding Company will perform the obligations set forth in this Section 5.1.

                 SECTION 5.1.1. Financial Information, etc. The Holding Company will furnish, or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

                          (a) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of Holding Company and its Subsidiaries (except with respect to the first Fiscal Year, with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by one of the "Big 6" accounting firms or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and a management's discussion and analysis of financial condition and results of operation of Holding Company and its Subsidiaries;





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                          (b)       promptly when available and in any event
         within thirty (30) days after the close of each calendar month of each Fiscal Year, consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of Holding Company and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the principal accounting or financial Authorized Officer of the Holding Company, together with a description of projected business prospects (including capital expenditures) and a brief report containing management's discussion and analysis of the financial condition and result of operations of the Holding Company and its Subsidiaries;

                          (c) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Holding Company by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of the Holding Company or any of its Subsidiaries;

                          (d) promptly upon the sending or filing thereof, copies of all reports that the Holding Company sends to its security holders generally, and copies of all reports and registration statements that the Holding Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange; and

                          (e) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Holding Company and its Subsidiaries as the Agent or the Required Lenders may from time to time reasonably request.

                 SECTION 5.1.2. Maintenance of Corporate Existence, etc. The Holding Company will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Holding Company and each Subsidiary of the Holding Company except as required by Section 6.1.15 of the Credit Agreement.

                 SECTION 5.1.3. Foreign Qualification. The Holding Company will, and will cause each of its Subsidiaries to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably result in a Material Adverse Change or could impair the ability of the Holding Company to perform its obligations under this





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Guaranty, the Holding Company Pledge Agreement or any other Loan Documents to which it is a party.

                 SECTION 5.1.4. Payment of Taxes, etc. The Holding Company will, and will cause each of its Subsidiaries to, pay and discharge, as the same become due and payable, (a) all federal, state, local and foreign taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties; provided, however, that the foregoing shall not require the Holding Company or any Subsidiary of the Holding Company to pay or discharge any such tax, assessment, fee, charge, levy or Lien so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto, in accordance with GAAP.

                 SECTION 5.1.5. Books and Records. The Holding Company will, and will cause each Subsidiary of the Holding Company to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals upon one (1) Business Day's notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants (and hereby authorizes such independent public accountants to discuss its financial matters with the Agent and each Lender or its representatives whether or not any representative of the Holding Company is present) and to examine (and, at the expense of the Holding Company, photocopy extracts from) any of its books or other corporate records. The Holding Company shall pay any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section 5.1.5. On or prior to the Closing Date, the Holding Company will deliver a letter to its independent public accountants authorizing such public accountants to discuss the Holding Company's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Holding Company is present.

                 SECTION 5.1.6. Maintenance of Properties, Etc. The Holding Company will: (a) maintain and preserve all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except that this Section
5.1.6 shall not apply to any circumstance where non-compliance, together with all other non-compliances, could not reasonably result in a Material Adverse Change or materially impair the ability of the Holding Company to perform its





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obligations under this Guaranty, the Holding Company Pledge Agreement or any other Loan Document to which it is a party.


                 SECTION 5.1.7. Maintenance of Licenses and Permits. The Holding Company will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under Requirements of Law, necessary for or used in the conduct of its business, except that this Section 5.1.7 shall not apply to any circumstance where non-compliance, together with all other non-compliances, could not reasonably result in a Material Adverse Change or materially impair the ability of the Holding Company to perform its obligations under this the Guaranty, the Holding Company Pledge Agreement or any other Loan Document to which it is a party.

                 SECTION 5.1.8. Compliance with Laws. The Holding Company will, and will cause each of its Subsidiaries to, comply with all applicable Requirements of Law, and shall not, and shall not permit any Subsidiary to, (a) use any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) make any direct or indirect unlawful payments to foreign or domestic government officials or employees from corporate funds, (c) violate any provision of the Foreign Corrupt Practices Act of 1977, as amended, (d) establish or maintain any unlawful or unrecorded fund or corporate monies or other assets, (e) make any false or fictitious entry on the books of the Holding Company or any Subsidiary of the Holding Company, (f) make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature, (g) make any material favor or gift which is not deductible for income tax purposes, provided, however, that this Section 5.1.8 shall not apply to any circumstance of noncompliance that together with all other non-compliances could not reasonably result in a Material Adverse Change.

                 SECTION 5.2. Negative Covenants. The Holding Company agrees with the Agent and each Lender that until the Commitments have terminated and all Obligations have been paid and performed in full, the Holding Company will perform the obligations set forth in this Section 5.2.

                 SECTION 5.2.1. Indebtedness. The Holding Company will not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

                          (a) this Guaranty and any other Indebtedness evidenced by a Loan Document; and

                          (b) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under clause (b) of Section 5.2.2; and

                          (c) the Subordinated Indebtedness and any Permitted Additional Subordinated Indebtedness.

                 SECTION 5.2.2. Liens. The Holding Company will not create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                          (a) Liens in favor of the Agent and the Lenders granted pursuant to the Holding Company Pledge Agreement and any other Loan Document;

                          (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                          (c) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business.

                 SECTION 5.2.3. Investments. The Holding Company will not make, incur, assume or suffer to exist any Investment in any Person other than the Borrower and Mergerco II.

                 SECTION 5.2.4. Restricted Payments, Voluntary Payments of Subordinated Indebtedness, etc. The Holding Company will not (a) declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding), of the Holding Company or on any warrants, options or other rights with respect to any shares of any class of Stock (now or hereafter outstanding), of the Holding Company or apply, or permit any of its any Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding) of the Holding Company or any Subsidiary, or (b) make any voluntary or optional payment or prepayment on, or redemption or acquisition for value of, any Subordinated Indebtedness except as expressly provided in the Subordinated Debt Documents or pay any cash interest in respect of any Permitted Additional Subordinated Indebtedness, or (c) pay any cash interest in respect of any Subordinated Indebtedness or Permitted Additional Subordinated Indebtedness, except that:

                          (a)       the Borrower may comply with its
         obligations arising from the exercise of any put right under the Warrant Documents; and

                          (b) the Holding Company may redeem or purchase its Stock owned by (i) employees or officers of the Holding Company or the Borrower whose employment has terminated or (ii) Eligible Investors pursuant to the Founder Performance Stock Purchase Agreements, provided that such redemptions and purchases do not exceed in the aggregate $100,000 for the period commencing from the Closing Date to the date of determination (provided that the Holding Company makes capital contributions to the Borrower with the proceeds of any such Stock subsequently reissued or sold).

                 SECTION 5.2.5. Consolidation, Merger, etc. The Holding Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except any such Subsidiary, other than Borrower, may liquidate or dissolve voluntarily into, and may merge with and into, the Holding Company or any other wholly-owned Subsidiary (so long as the Holding Company or such wholly-owned Subsidiary is the surviving corporation). The Holding Company will not, and will not permit any of its Subsidiaries to, create any Subsidiary.

                 SECTION 5.2.6. Asset Dispositions, etc. The Holding Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of, or grant options, or other rights with respect to, all or any substantial portion of its assets except, in the case of Borrower and its Subsidiaries, to the extent otherwise permitted under Section
6.2.11 of the Credit Agreement.

                 SECTION 5.2.7. Modification of Organic Documents, etc. The Holding Company will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-laws of the Holding Company, except for any amendment, supplement or other modification which does not adversely affect the Holding Company's ability to pay or perform its obligations hereunder or under any other Loan Document.

                 SECTION 5.2.8. Transactions with Affiliates. The Holding Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                          (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Holding Company or any of its Subsidiaries to any Affiliate, other than (i) transactions between the Holding Company and its Subsidiaries and (ii) transactions provided for in the Loan Documents;

                          (b) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable from, any Person which is not one of its Affiliates.

                 SECTION 5.2.9. Inconsistent Agreements. The Holding Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached in any material respect by the performance by the Holding Company of its obligations under this Guaranty, the Holding Company Pledge Agreement or any other Loan Documents to which it is a party.

                 SECTION 5.2.10. Limitations on Issuance of Stock; Contributions to the Borrower. The Holding Company will not, and will not permit any Subsidiary to, issue, sell or otherwise dispose of any shares of any of its Stock, any option or rights related thereto or any securities convertible into Stock of the Holding Company or such Subsidiary, except that the Holding Company may issue (a) the Warrants pursuant to the Warrant Documents, (b) Stock to Morgan Stanley and the Eligible Investors as provided in Section 4.1.1 of the Credit Agreement, (c) Stock to an Eligible Investor upon the exercise of Original Management Options pursuant to the terms of the Management Incentive Plan, and (d) Stock to an Eligible Investor or a key employee of the Holding Company or of the Borrower upon exercise of any Additional Management Options pursuant to the terms of the Management Incentive Plan. Without limitation to the foregoing sentence, if at any time the Holding Company issues, sells or otherwise disposes of any shares of its Stock, or any rights related thereto or any securities convertible into its Stock, the Holding Company shall contribute the proceeds (after underwriting commissions and discounts and reasonable fees and expenses related to issuance) of such issuance, sale or disposition to the capital of the Borrower.

                 SECTION 5.2.11. Change in Accounting Method. The Holding Company will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices which were used in the preparation of the initial financial statements delivered pursuant to Section 4.5, except as required by GAAP.

                 SECTION 5.2.12. Conduct of Business. The Holding Company will not conduct any business other than the holding of shares of Stock of the Borrower.

                 SECTION 5.2.13. Stockholders' Agreement. The Holding Company will not modify, amend, supplement or terminate the Stockholders' Agreement or acquiesce in any modification, amendment or termination thereof or supplement thereto except for amendments, modifications or supplements which would not adversely affect any of the Agent's or the Lenders' interests, rights or remedies under the Loan Documents or the ability of the Holding Company to pay or perform its obligations hereunder or under any other Loan Document.

                 SECTION 5.2.14. Subordinated Debt Documents. The Holding Company will not amend, supplement or otherwise modify any of the Subordinated Debt Documents or acquiesce in any such amendment or modification thereof or supplement thereto.

                 SECTION 6. Permitted Assignment by the Agent and the Lenders. The Agent and the Lenders may freely assign their rights and delegate their duties under this Guaranty in accordance with the terms of Section 9.11 of the Credit Agreement, and no such assignment or delegation shall diminish the Holding Company's obligations hereunder.

                 SECTION 7. Further Assurances. The Holding Company agrees, upon the written request of the Agent or any Lender, to execute and deliver to the Agent or any Lender, from time to time, any additional instruments or documents reasonably considered necessary by the Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

                 SECTION 8. Payments Free and Clear of Taxes. Any and all payments required to be made by the Holding Company hereunder shall be made free and clear of, and without deduction for, any and all present and future Taxes. The Holding Company will indemnify each Lender and the Agent for the full amount of Taxes (including, without limitation, any such Taxes imposed by any jurisdiction on amounts payable under this Section 8) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Payment under this Section 8 will be made within five (5) days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Within 30 days after the date of any payment of Taxes, the Holding Company will furnish to the Agent, at its address referred to in Section 9.4, the original or a certified copy of any receipt received by the Holding Company evidencing payment thereof.

                 SECTION 9.         Miscellaneous.

                 SECTION 9.1. Entire Agreement; Amendments. This Guaranty, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Obligations, including without limitation, the loans, advances and other obligations under the Loan Documents, and may not be amended or supplemented except by a writing signed by the Holding Company and the Agent, as provided in Section 9.1 of the Credit Agreement.

                 SECTION 9.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

                 SECTION 9.3. Severability. In the event that any one or more of the provisions contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision or provisions in every other respect and the remaining provisions of this Guaranty shall not be in any way impaired.

                 SECTION 9.4. Notices. All notices hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Agent, the Lenders or the Holding Company if addressed or delivered to them at, in the case of the Agent and the Lenders, their respective addresses and telecopier numbers specified in Section 9.2 of the Credit Agreement and, in the case of the Holding Company, care of the Borrower at the address specified for the Borrower in Section 9.2 of the Credit Agreement (in each case with copies addressed as provided in Section 9.2 of the Credit Agreement), or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 9.5. Binding Effect. This Guaranty shall bind the Holding Company and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. The Holding Company may not assign this Guaranty or delegate any of its duties hereunder.

                 SECTION 9.6. Non-Waiver. The failure of the Agent or any Lender to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Agent or any Lender, nor excuse the Holding Company from its obligations hereunder. Any waiver of any such right or remedy by the Lenders must be in writing and signed by the Agent, as provided in Section 9.1 of the Credit Agreement.

                 SECTION 9.7. Termination. This Guaranty shall terminate and be of no further force or effect on the date when the Obligations have been indefeasibly paid in full, all Commitments have terminated, and the Credit Agreement has terminated (other than any Obligations that are contingent and expressly survive the termination of the Credit Agreement as provided in
Section 9.5 therein).

                 SECTION 9.8.       Governing Law; Entire Agreement.

                 (a) THIS GUARANTY SHALL BE DEEMED TO BE MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty and the other Loan Documents constitute the entire understanding among the parties thereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

                 (b) THE HOLDING COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE HOLDING COMPANY AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. THE HOLDING COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) The Holding Company hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Holding Company, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Holding Company, at its address set forth in Section 9.4, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Holding Company. The Holding Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth in Section 9.4, such service to become effective upon the earlier of (i) the date ten (10) calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Holding Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.8 shall affect the right of the Agent or any Lender to bring proceedings against the Holding Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 9.9. Expenses. The Holding Company agrees that it will reimburse the Agent and the Lenders for all reasonable expenses (including reasonable attorneys fees and expenses) incurred by the Agent or any Lender in connection with the obligations of Holding Company to the Agent and the Lenders under this Guaranty and any other Loan Documents and all reasonable expenses (including reasonable attorneys fees and expenses) incurred by the Agent or any Lender in connection with the enforcement of this Guaranty.

                 SECTION 9.10. Indemnity. The Holding Company agrees to indemnify the Agent and the Lenders and hold them harmless against any documentary taxes, withholding taxes, assessments or charges made by any governmental authority by reason of the execution, delivery and performance of this Guaranty.

                 SECTION 9.11. Waiver of Jury Trial, Etc. THE HOLDING COMPANY AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, THE LENDERS AND THE AGENT, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE LENDERS, THE HOLDING COMPANY OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 SECTION 9.12. Limitation of Liability. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE HOLDING COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE HOLDING COMPANY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH.

                 SECTION 9.13. Counterparts, Effectiveness, etc. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be executed by the Holding Company and the Agent and be deemed to be an original and all of which shall constitute together but one and the same Guaranty. This Guaranty shall become effective when counterparts hereof executed on behalf of the Holding Company and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Holding Company and each Lender.

                 IN WITNESS WHEREOF, the Holding Company has caused this Guaranty to be executed as of the day and year first above written.

                                                   MHI ACQUISITION, INC.



                                                   By:  /s/ William A. Brosius
                                                        ----------------------
                                                           Name:
                                                           Title: